UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2023
Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

75 West Center Street Provo, Utah 84601
(Address of principal executive offices and zip code)

(801) 345-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 par value	NUS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On November 1, 2023, Nu Skin Enterprises, Inc. (the “Company”) issued a press release announcing its financial results for the three- and nine-month periods ended September 30, 2023, and certain other information. A copy of the press release is attached as Exhibit 99.1 to this report.

The information furnished pursuant to this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated With Exit or Disposal Activities.

On October 27, 2023, the Company adopted a strategic plan to focus resources on the Company’s global priorities and optimize future growth and profitability (the “global program”). The global program includes workforce reductions. The Company estimates total charges for the fourth quarter of 2023 under the global program will approximate $15–$25 million in severance charges, which will be paid in cash. The Company expects to substantially complete the global program during the first half of 2024. The global program may expand as the Company continues to evaluate its business, including its product portfolio, global processes and organization, and operational footprint.

Important Information Regarding Forward-Looking Statements: This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the Company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include statements describing the Company’s global program, including its scope, its expected completion date, and charges associated with it. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the Company’s ability to successfully plan and execute the global program; and uncertainties that may delay or negatively impact the timing, completion, or anticipated outcomes and costs associated with the global program. Other risks and uncertainties that can affect actual results are set forth in the documents the Company has filed with the Securities and Exchange Commission. The forward-looking statements set forth the Company’s beliefs as of the date that such information was first provided, and the Company assumes no duty to update the forward-looking statements contained in this report to reflect any change except as required by law.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2023, Connie Tang notified the Company that, due to family health reasons, she determined to resign from her position as Executive Vice President and Chief Global Growth and Customer Experience Officer, effective October 31, 2023. Ms. Tang has agreed to remain with the Company as a strategic advisor through April 2024. Ryan Napierski, the Company’s President and CEO, is now directly overseeing Ms. Tang’s organization following her departure. The Company wishes Ms. Tang and her family well and extends its appreciation to her for her impactful contributions and leadership.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Nu Skin Enterprises’ press release dated November 1, 2023, regarding financial results for the three- and nine-month periods ended September 30, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ James D. Thomas
James D. Thomas
Chief Financial Officer

Date: November 1, 2023